Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 24, 2015, relating to the financial statements of La Quinta Holdings Inc. and subsidiaries appearing in the Annual Report on Form 10-K of La Quinta Holdings Inc. for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

March 12, 2015